UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2022

TherapeuticsMD, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220 Boca Raton, FL 33431
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (561) 961-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

As previously reported, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), received a determination letter from the staff of the Nasdaq Stock Market LLC stating that the Company has not regained compliance with the minimum bid price requirement of $1.00 per share for continued listing of the Company’s common stock, par value $0.001 per share (“Common Stock”), on the Nasdaq Global Select Market (“Nasdaq”), as set forth in Nasdaq Listing Rule 5810(c)(3)(A) (the “Minimum Bid Price Requirement”). The Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), which was held on April 14, 2022. Subsequent to the hearing, the Company received notice from Nasdaq that the Panel granted the Company’s request to continue the listing of the Common Stock on Nasdaq through June 1, 2022 (the “Extended Date”) to afford the Company the opportunity to regain compliance with the Minimum Bid Price Requirement.

To regain compliance with the Minimum Bid Price Requirement prior to the Extended Date, the Company’s Board of Directors (the “Board”) has approved a 1-for-50 reverse stock split of the Common Stock, accompanied by a corresponding decrease in the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”), such that, following the consummation of the Reverse Stock Split, the number of authorized shares of Common Stock will be reduced from 600,000,000 shares to 12,000,000 shares.  The Company expects that the effective time of the Reverse Stock Split will be on or about 5:00 pm New York time on Friday, May 6, 2022, with the Common Stock trading on a post-split basis under the Company’s existing trading symbol, “TXMD,” at the market open on Monday, May 9, 2022. Fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share, and all shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given stockholder will be aggregated for the purpose of determining whether the Reverse Stock Split would result in the issuance of a fractional share. Pursuant to Section 78.209 of the Nevada Revised Statutes, the Reverse Stock Split does not require the approval of the Company’s stockholders.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements related to the Reverse Stock Split and the filing of the Certificate of Change, as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include whether the Company will be successful in maintaining the listing of its Common Stock on Nasdaq and the effects of the Reverse Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2022	THERAPEUTICSMD, INC.

/s/ Michael C. Donegan
Michael C. Donegan
Interim Chief Financial Officer, Chief Accounting Officer and Vice President Finance